Corcept Therapeutics Announces Third Quarter 2014 Financial Results and Provides Corporate Update

Revenue Increases 177 Percent From the Comparable Period in Prior Year and 24 Percent From Prior Quarter on Continued Uptake of Korlym(R) for the Treatment of Cushing's Syndrome; GAAP Net Loss Decreases to $0.06 per Share; Non-GAAP Net Loss Decreases to $0.04 per Share; Company Tightens 2014 Revenue Guidance Range to $25-27 Million; Phase 1/2 Trial of Korlym for Treatment of Triple-Negative Breast Cancer to Generate Results in 2015; First Patients Enrolled in Phase 1 Clinical Trial of Next-Generation Selective GR Antagonist

MENLO PARK, CA -- (Marketwired - November 04, 2014) - Corcept Therapeutics Incorporated (NASDAQ: CORT), a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic, oncologic and psychiatric disorders, today reported its financial results for the quarter ended September 30, 2014. The company also provided an update on its clinical programs and revised its 2014 revenue guidance.

Third Quarter Financial Results and 2014 Revenue Guidance

  Corcept recognized $7.3 million in net revenue for the third quarter of 2014 compared to $5.9 million in the second quarter, an increase of 24 percent. The company's net loss in the third quarter on a GAAP basis was $6.0 million, or $0.06 per share, compared to a net loss of $7.6 million, or $0.07 per share, in the second quarter.

  The company's net loss on a GAAP basis included significant non-cash items of $2.1 million in the third quarter and $2.2 million in the second quarter. Excluding these items, the company's net loss on a non-GAAP basis was $3.9 million, or $0.04 per share, for the third quarter of 2014 and $5.4 million or $0.05 per share, for the second quarter.

  As of September 30, 2014, the company held cash and cash equivalents of $26.8 million.

  The company revised the range of its 2014 revenue guidance to $25-27 million.

"Our Cushing's syndrome commercial business continues to grow and now generates cash to fund an increasing portion of our research and development activities," said Joseph K. Belanoff, M.D., Corcept's Chief Executive Officer. "While there is a group of endocrinologists who have seen Korlym's benefits and have become repeat prescribers, there are many physicians who have not yet written their first prescription. These physicians represent the potential for better treatment for more patients and significant future revenues."

Clinical Pipeline Progress

"We expect to have identified tolerable doses of Korlym and Halaven® (eribulin) in our triple-negative breast cancer study by year-end, when the study's efficacy phase is scheduled to begin. In September, we began dosing patients in our Phase 1 trial of CORT 125134. We will advance additional selective glucocorticoid receptor (GR) antagonists into the clinic next year. GR antagonism is an exciting area of research that will generate interesting data in 2015, both from our own studies and from those being undertaken by our academic collaborators."

Financial Results

For the third quarter of 2014, Corcept recognized net product revenue of $7.3 million. The company reported a net loss of $6.0 million, or $0.06 per share, for the third quarter of 2014 compared to a net loss of $10.9 million, or $0.11 per share, for the same period in 2013.

The net loss on a GAAP basis for the third quarter of 2014 and for the third quarter of 2013 included non-cash stock-based compensation expenses of $1.2 million and $1.3 million, respectively. The company also recognized non-cash interest expense related to its capped royalty financing transaction of $895,000 in the third quarter of 2014 and $1.1 million in the same period in 2013.

After adjusting for these items, the company's net loss on a non-GAAP basis was $3.9 million, or $0.04 per share, for the third quarter of 2014, compared to $8.5 million, or $0.08 per share, for the third quarter of 2013. A reconciliation of GAAP net loss to non-GAAP net loss is included below.

Operating expenses were $12.4 million for the third quarter of 2014 and also for the corresponding period in 2013.

  Selling, general and administrative expenses in the third quarter were $9.1 million compared to $7.2 million for the comparable period in 2013.

  Research and development expenses in the third quarter of 2014 were $3.0 million, compared to $5.2 million for the third quarter of 2013.

Corcept's cash balance as of September 30, 2014 was $26.8 million, compared to $54.9 million at December 31, 2013. Net cash used in the company's operating activities for the third quarter of 2014 was $5.9 million as compared to $9.0 million for the second quarter of 2014 and $11.1 million for the first quarter of 2014.

Conference Call

Corcept will hold a conference call on November 4, 2014, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss this announcement. To participate, dial 1-888-771-4371 from the United States or +1-847-585-4405 internationally approximately ten minutes before the start of the call. The passcode is 38270277.

A replay will be available through November 18, 2014 at 1-888-843-7419 from the United States and
+1-630-652-3042 internationally. The passcode is 38270277.

About Korlym®

Korlym competitively blocks the glucocorticoid receptor type II (GR), one of the two receptors to which cortisol normally binds, thereby inhibiting the effects of excess cortisol in patients with Cushing's syndrome. In April 2012, Corcept made Korlym available as a once-daily oral treatment of hyperglycemia secondary to endogenous Cushing's syndrome in adult patients with glucose intolerance or diabetes mellitus type 2 who have failed surgery or are not candidates for surgery. Korlym was the first FDA-approved treatment for that illness and the FDA has designated it as an Orphan Drug for that indication.

About Cushing's Syndrome

Endogenous Cushing's syndrome is caused by prolonged exposure of the body's tissues to high levels of the hormone cortisol and is generated by tumors that produce cortisol or ACTH. Cushing's syndrome is an orphan indication that most commonly affects adults aged 20-50. An estimated 10-15 of every one million people are newly diagnosed with this syndrome each year, resulting in over 3,000 new patients annually in the United States. An estimated 20,000 patients in the United States have Cushing's syndrome. Symptoms vary, but most people have one or more of the following manifestations: high blood sugar, diabetes, high blood pressure, upper body obesity, rounded face, increased fat around the neck, thinning arms and legs, severe fatigue and weak muscles. Irritability, anxiety, cognitive disturbances and depression are also common. Cushing's syndrome can affect every organ system in the body and can be lethal if not treated effectively.

About Triple-Negative Breast Cancer

Triple-negative breast cancer is a form of the disease in which the three receptors that fuel most breast cancer growth -- estrogen, progesterone and the HER-2/neu gene -- are not present. Because the tumor cells lack the necessary receptors, treatments that target estrogen, progesterone and HER-2 receptors are ineffective. In 2013, approximately 40,000 women were diagnosed with triple-negative breast cancer. There is no FDA-approved treatment and neither a targeted treatment nor an approved standard chemotherapy regimen for relapsed triple-negative breast cancer patients exists.

About CORT 125134

CORT 125134 is a potent, competitive antagonist at the GR-II receptor, but does not have affinity for the progesterone, estrogen, AR androgen or GR-I (mineralocorticoid) receptors. The company has begun a Phase 1 study of the safety and tolerability of CORT 125134, one of its next-generation selective GR-II antagonists.

About Corcept Therapeutics Incorporated

Corcept is a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic, oncologic and psychiatric disorders. Korlym, a first generation competitive GR antagonist, is the company's first FDA-approved medication. The company has a Phase 1 trial of mifepristone for the treatment of triple-negative breast cancer, a Phase 1 trial of CORT 125134, one of its proprietary, selective GR-II antagonists, and a portfolio of other selective GR antagonists that competitively block the effects of cortisol but not progesterone. It owns extensive intellectual property covering the use of GR antagonists, including mifepristone, in the treatment of a wide variety of metabolic, oncologic and psychiatric disorders. It also holds composition of matter patents for its selective GR antagonists.

Non-GAAP Measures of Net Loss

To supplement Corcept's financial results presented on a GAAP basis, the company uses non-GAAP measures of net loss that exclude significant non-cash expenses related to stock-based compensation expense and the recognition of interest expense under the company's capped royalty financing transaction. We believe that this non-GAAP measure of net loss helps investors better evaluate the company's past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting and investors should read them in conjunction with the company's financial statements prepared in accordance with GAAP. The non-GAAP measure of net loss we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Statements made in this news release, other than statements of historical fact, are forward-looking statements. These forward-looking statements, including statements regarding anticipated future revenues, the timing of clinical trials and clinical trial results, clinical pipeline progress and the advancement of additional compounds, are subject to known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements, including the pace of Korlym's acceptance by physicians and patients, the reimbursement decisions of government or private insurers, the pace of enrollment in or the outcome of the company's Phase 1/2 study of mifepristone in the treatment of triple-negative breast cancer and the Phase 1 study of its next-generation selective GR antagonist, CORT 125134, the effects of rapid technological change and competition, the protections afforded by Korlym's Orphan Drug designation or by Corcept's other intellectual property rights, or the cost, pace and success of Corcept's other product development efforts. These and other risks are set forth in the company's SEC filings, all of which are available from the company's website (http://www.corcept.com) or from the SEC's website (http://www.sec.gov). Corcept disclaims any intention or duty to update any forward-looking statement made in this news release.

Halaven® is a registered trademark used by Eisai Inc. under license from Eisai R&D Management Co., Ltd.

                      CORCEPT THERAPEUTICS INCORPORATED
                          CONDENSED BALANCE SHEETS
                                (in thousands)

                                               September 30,   December 31,
                                                   2014            2013

                                                (Unaudited)       (Note)

ASSETS:
  Cash and cash equivalents                   $       26,780  $       54,877
  Trade receivables, net                               2,746           1,428
  Inventory                                            5,510           5,546
  Other assets                                         2,123           1,226
                                              --------------  --------------
    Total assets                              $       37,159  $       63,077
                                              ==============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                            $        1,960  $        2,381
  Deferred revenue                                        50              25
  Long-term obligation                                34,651          35,065
  Other liabilities                                    1,815           4,589
  Stockholders' equity                                (1,317)         21,017
                                              --------------  --------------
    Total liabilities and stockholders'
     equity                                   $       37,159  $       63,077
                                              ==============  ==============

        Note: Derived from audited financial statements at that date.

                      CORCEPT THERAPEUTICS INCORPORATED
                      CONDENSED STATEMENTS OF OPERATIONS
                   (in thousands, except per share amounts)

                                 (Unaudited)

                                  Three Months Ended     Nine Months Ended
                                     September 30,         September 30,
                                 --------------------  --------------------

                                    2014       2013       2014       2013
                                 ---------  ---------  ---------  ---------

Revenues:
  Product sales, net             $   7,282  $   2,634  $  17,537  $   6,242

Operating expenses:
  Cost of sales                        235         40        624         82
  Research and development           3,047      5,155     14,583     13,903
  Selling, general and
   administrative                    9,103      7,179     26,872     23,723
                                 ---------  ---------  ---------  ---------
    Total operating expenses        12,385     12,374     42,079     37,708
                                 ---------  ---------  ---------  ---------
  Loss from operations              (5,103)    (9,740)   (24,542)   (31,466)

Interest and other expense            (903)    (1,166)    (2,946)    (3,421)
                                 ---------  ---------  ---------  ---------
    Net loss and comprehensive
     loss                        $  (6,006) $ (10,906) $ (27,488) $ (34,887)
                                 =========  =========  =========  =========

Basic and diluted net loss per
 share                           $   (0.06) $   (0.11) $   (0.27) $   (0.35)
                                 =========  =========  =========  =========

Shares used in computing basic
 and diluted net loss per share    101,134     99,814    100,880     99,814
                                 =========  =========  =========  =========

                     CORCEPT THERAPEUTICS INCORPORATED
                RECONCILIATION OF GAAP TO NON-GAAP NET LOSS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                  Three Months Ended     Nine Months Ended
                                     September 30,         September 30,
                                 --------------------  --------------------

                                    2014       2013       2014       2013
                                 ---------  ---------  ---------  ---------

GAAP net loss                    $  (6,006) $ (10,906) $ (27,488) $ (34,887)

Significant non-cash expenses:
  Stock-based compensation
    Research and development           183        161        514        466
    Selling, general and
     administrative                  1,027      1,148      3,300      3,417
                                 ---------  ---------  ---------  ---------
      Total stock-based
       compensation                  1,210      1,309      3,814      3,883
                                 ---------  ---------  ---------  ---------
  Accretion of interest expense
   related to long-term
   obligation                          895      1,133      2,874      3,340
                                 ---------  ---------  ---------  ---------
    Non-GAAP net loss            $  (3,901) $  (8,464) $ (20,800) $ (27,664)
                                 =========  =========  =========  =========

GAAP basic and diluted net loss
 per share                       $   (0.06) $   (0.11) $   (0.27) $   (0.35)
                                 =========  =========  =========  =========

Non-GAAP basic and diluted net
 loss per share as adjusted for
 significant non-cash expenses   $   (0.04) $   (0.08) $   (0.21) $   (0.28)
                                 =========  =========  =========  =========

Shares used in computing basic
 and diluted net loss per share    101,134     99,814    100,880     99,814
                                 =========  =========  =========  =========

CONTACT:
Charles Robb
Chief Financial Officer
Corcept Therapeutics
650-688-8783
crobb@corcept.com
www.corcept.com